Exhibit B-15

                   CERTIFICATE OF INCORPORATION
                                OF

                  R. S. ANDREWS ENTERPRISES, INC.


                             ARTICLE I
                               NAME

     The name of the corporation (the "Corporation") is R.S.
Andrews Enterprises, Inc.

                            ARTICLE II
                REGISTERED OFFICE: REGISTERED AGENT

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of
Wilmington, County of New Castle, ZIP Code 19801, and the name of its registered agent at that address is The Corporation Trust
Company.

                            ARTICLE III
                              PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. The Corporation shall possess and exercise all of the powers and privileges granted by the General Corporation Law of the State of Delaware, by any other law or by this Certificate, together with all such powers and privileges incidental thereto as may be necessary or convenient to the conduct, promotion or attainment of the purposes of the Corporation.

                            ARTICLE IV
                           CAPITAL STOCK

     The Corporation shall have authority, acting by its Board of Directors, to issue not more than One Hundred Million
(100,000,000) shares of capital stock divided into classes as follows:

     (A) Common Stock. Fifty Million (50,000,000) shares of common stock, $0.00l par value per share (the "Common Stock"), such shares entitled to one (1) vote per share on any matter on which stockholders of the Corporation are entitled to vote, and such shares being entitled to participation in dividends and to receive the remaining net assets of the Corporation upon dissolution, subject to the rights of the Blank Check Preferred Stock and the Series A Convertible Preferred Stock as hereinafter expressly set forth herein, by law or by the Board of Directors pursuant to this
Article IV.

     (B) Blank Check Preferred Stock. Thirty Five Million (35,000,000) shares of preferred stock, $0.001 par value per share (the "Blank Check Preferred Stock"), which may be issued from time to time in one or more series and entitled to such preferences to the Common Stock and the Series A Convertible Preferred Stock (as defined below) as to dividends and distribution of assets of the Corporation on dissolution and shall have such distinctive designations as determined by the Board of Directors, with full power and authority to fix the number of shares constituting such series and to fix the relative rights and preferences of the shares of the series so established to the full extent allowable by law, with respect to dividends, redemptions, payment on liquidation, sinking fund provisions, conversion privileges and voting rights. A]I shares of the Blank Check Preferred Stock shall be of equal rank and shall be identical, except in respect to the particulars that may be fixed by the Board of Directors as hereinabove provided and which may vary among the series. Different series of the Blank Check Preferred Stock shall not be construed to constitute different classes of stock for the purpose of voting by classes, except when such voting by classes is expressly required by law.

     (C) Series A Convertible Preferred Stock. Fifteen Million (15,000,000) shares of preferred stock, par value $0.001 per share, designated as Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock"). Except as hereafter provided in this Article IV, the Series A Convertible Preferred Stock and the Common Stock shall be identical in all respects and for all purposes, and the holders of Series A Convertible Preferred Stock and the holders of Common Stock voting together and without distinction as to class shall be entitled to one (1) vote per share in all proceedings and as to all matters with respect to which stockholders of the Corporation shall be entitled to vote. A description of the liquidation preference and conversion rights of the Series A Convertible Preferred Stock is as follows:

          (1)  Liquidation. Dissolution or Winding Up.

               (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. holders of shares of the then outstanding Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or earnings, an amount equal to $5,000,000 before any payment shall be made or any assets distributed to the holders of the shares of Common Stock (the "Liquidation Preference"). If the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes shall be insufficient to permit the payment in full in the holders of the Series A Convertible Preferred Stock of the full preferential amount thus distributable , then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series A Convertible Preferred Stock. After such payment shall have been made in full to the holders of the Series A Convertible Preferred Stock, any remaining assets shall be distributed among the holders of the Series A Convertible Preferred Stock and the holders of Common Stock of the Corporation, share and share alike, and without any distinction as to class, in proportion to their respective stockholdings.

               (b)  Notwithstanding anything in Section
IV(C)(1)(a) to the contrary, if the amount paid by the holders of Series A Convertible Preferred Stock to the Corporation to purchase their shares of Series A Convertible Preferred Stock is less than Fifteen Million Dollars ($15,000,000), the Liquidation Preference shall be modified to be equal to the amount determined by dividing the accrual amount paid by the holders of Series A
Convertible Preferred Stock for such   shares by three (3).

               (c) A reorganization of the capital stock of the Corporation or a consolidation or merger of the Corporation with or into any other corporation or other entity, a share exchange involving the Corporation, or a sale, lease, exchange or transfer of all or substantially all of the assets of the Corporation, that shall not in fact result in the liquidation of the Corporation and distribution of its assets to its stockholders, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section IV(C)(l) unless, in connection therewith, the liquidation, dissolution or winding up of the Corporation is specifically approved.

               (d) Whenever the distribution provided for herein shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

          (2)  Conversion Rights.

               (a) General. Subject to and in compliance with the provisions of this Section IV(C)(2), each share of Series A Convertible Preferred Stock may, at the option of the holder, be converted from and after December 31, 2001, into one (1) fully-paid and non-assessable share of Common Stock.

               (b) Conversion Following Underwritten Public Offering. Upon the sale of shares of Common Stock or convertible debt securities of the Corporation in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $100,000,000 of net proceeds to the Corporation, then all duly issued and outstanding shares of the Series A Convertible Preferred Stock shall, as of the date of consummation of such public offering, be converted into Common Stock (as in effect immediately prior to the date of consummation of such public offering). The Corporation shall give the holders of the Series A Convertible Preferred Stock notice of the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of any registration statement relating to any proposed public offering not less than 90 days prior to such filing. The holders of shares of Series A Convertible Preferred Stock shall present such shares for surrender to the Corporation on or before the closing date of such public offering and the Corporation shall issue to such holders a certificate or certificates for shares of Common Stock on such closing date.

               (c) Recapitalization or Reclassification~ If the Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or otherwise, then and in each such event, the holders of the Series A Convertible Preferred Stock shall have the right thereafter to convert such shares into the same kind and amount of shares of stock receivable upon such recapitalization, reclassification or other change that holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change would have received, all subject to further adjustment as provided herein.

               (d) Accountant's Certificate as to Adjustments. In each case of an adjustment or readjustment pursuant to Section IV(C)(2)(c), the Corporation shall furnish each holder of Series A Convertible Preferred Stock with a certificate, prepared by independent certified public accountants of recognized standing, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

               (e) Exercise of Conversion Privilege. To exercise this conversion privilege, a holder of Series A Convertible Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Convertible Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series A Convertible Preferred Stock being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series A Convertible Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Convertible Preferred Stock in accordance with the provisions of this Section IV(C)(2). Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Convertible Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

               (f) Partial Conversion. In the event some but not all of the shares of Series A Convertible Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Convertible Preferred Stock which were not converted.

               (g)  Reservation of Common Stock.   The Corporation
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (3) No Reissuance of Series A Convertible Preferred Stock. No share or shares of Series A Convertible Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Convertible Preferred Stock accordingly.

          (4)  Restrictions and Limitations.

               (a) Except as expressly provided herein or as required by law, so long as any shares of the Series A Convertible Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary (which shall mean any corporation or trust of which the Corporation directly or indirectly owns at the time all of the outstanding shares of every class of such corporation or trust other than directors' qualifying shares) to, without the vote or written consent by the holders of at least a majority of the then outstanding shares of the Series A Convertible Preferred Stock, each share of Series A Convertible Preferred Stock to be entitled to one vote in each instance:

                    (i) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of Series A Convertible Preferred
Stock;

                    (ii) authorize or issue, or obligate itself to authorize or issue, any other equity security senior to or on a parity with the Series A Convertible Preferred Stock as to liquidation preferences, conversion rights, voting rights or otherwise; or

                    (iii) effect any sale, lease, exchange or transfer of all or substantially all of the assets of the Corporation or any subsidiary thereof, or any consolidation, merger or share exchange involving the Corporation or any subsidiary thereof, or any reclassification or other change of stock, or any recapitalization or any dissolution, liquidation or winding up of the Corporation.

               (b)  The Corporation shall not amend its
Certificate of Incorporation, as amended, without the approval by vote or written consent by the holders of at least eighty percent (80%) of the then outstanding shares of Series A Convertible Preferred Stock, each share of Series A Convertible Preferred Stock to be entitled to one vote in each instance, if such amendment would change any of the rights. preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Convertible Preferred Stock. Without limiting the generality of the next preceding sentence, the Corporation will not amend its Certificate of Incorporation without the approval by the holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock if such amendment would:

                    (i)  change the relative seniority rights of
the holders of Series A Convertible Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation;

                    (ii) reduce the amount payable to the holders of Series A Convertible Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of Series A Convertible Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Corporation or change the dividend rights of the holders of Series A Convertible Preferred Stock; or

                    (iii) cancel or modify the conversion rights of the holders of Series A Convertible Preferred Stock provided for in Section (2) herein.

          (5) No Dilution or Impairment. The Corporation, unless the approval of at least eighty percent (80%) of the outstanding shares of Series A Convertible Preferred Stock is obtained, shall not, by amendment of its Certificate of Incorporation, or through any reorganization, sale, lease, exchange or transfer of assets, consolidation, merger or acquisition, share exchange, dissolution, issue or sale of securities (including, without limitation, options, warrants, subscriptions, purchase rights and convertible securities), recapitalization, reclassification, exchange, subdivision, combination or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Convertible Preferred Stock set forth herein, but shall at all limes in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Convertible Preferred Stock against dilution or other impairment.

          (6) Preemptive Rights. The holders of Series A Convertible Preferred Stock shall have the preemptive right to acquire additional shares of capital stock duly authorized and offered for issuance by the Corporation in accordance with their then existing proportionate ownership interest in the Corporation. In the event that a holder of Series A Convertible Preferred Stock exercises such preemptive right, the Corporation shall issue to such stockholder shares of Series A Convertible Preferred Stock, and if no such shares are available, the Corporation shall cause the amendment of this Certificate of Incorporation to increase the number of authorized but unissued shares of Series A Convertible Preferred Stock.

          (7)  Stockholders Agreement. The rights of the Series A
Convertible Preferred Stock described in Sections IV(C)(4) - (6) above may be limited by and to the extent set forth in an agreement as to which the holders of the Series A Convertible
Preferred Stock and the Corporation are all or some of the parties.

                             ARTICLE V
                           INCORPORATOR

     The name of the incorporator is R Stephen Andrews, and his mailing address is at 1800 Montreal Circle, Tucker, Georgia 30084.

                            ARTICLE VI
                              BYLAWS

     Except as otherwise provided in an agreement among the
stockholders of the Corporation   and the Corporation, the Board
of Directors is hereby authorized to adopt, amend, or repeal the Bylaws of this Corporation.

                            ARTICLE VII
                        BOARD OF DIRECTORS

     Except as otherwise provided in an agreement among the stockholders of the Corporation and the Corporation, the number of directors of the Corporation shall be fixed by, or in the manner provided in, the Bylaws.

                           ARTICLE VIII
                          INDEMNIFICATION

               (a) The Corporation shall indemnify, and upon request shall advance expenses (including attorneys' fees) to, in the manner and to the fullest extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (an "Indemnitee"). The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability which may be asserted against such person. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office.

               (b) Notwithstanding the foregoing, the Corporation shall not indemnify any such Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to secure a judgment in its favor against such Indemnitee with respect to any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

               (c) The rights to indemnification and advancement of expenses set forth in this Article VIII are intended to be greater than those which are otherwise provided for in the General Corporation Law of the State of Delaware, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to this Article VIII are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the General Corporation Law of the State of Delaware, as amended from time to time. The rights so indemnification and advancement of expenses set forth in this Article VIII are nonexclusive of other similar rights which may be granted by law, this Certificate, the Bylaws, a resolution of the Board of Directors or stockholders or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.

               (d) Any repeal or modification of the provisions of this Article VIII, either directly or by the adoption of an inconsistent provision of this Certificate, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the General Corporation Law of the State of Delaware limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article VIII which occur subsequent to the effective date of such amendment.

                            ARTICLE IX
                  NO PERSONAL DIRECTOR LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the Stare of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of the Certificate of Incorporation of which this Article is a part, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

     IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 22nd day of May, 1998


                                   /s/ R. S. Andrews
                                   R. Stephen Andrews,
                             	    Incorporator